                                                                   EXHIBIT 10.29

[*] = information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

================================================================================

                                 LOAN AGREEMENT

                                  by and among

                               PALM EUROPE LIMITED

                             as Subsidiary Borrower,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 as the Lenders,

                          FOOTHILL CAPITAL CORPORATION

                    as the Arranger and Administrative Agent,

                             HELLER FINANCIAL, INC.

                            as the Syndication Agent

                                       and

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                           as the Documentation Agent

                          Dated as of November 30, 2001

================================================================================

                                TABLE OF CONTENTS

1.    DEFINITIONS AND CONSTRUCTION.............................................1
      1.1    Definitions.......................................................1
      1.2    Accounting Terms.................................................23
      1.3    [Intentionally omitted]..........................................24
      1.4    Construction.....................................................24
      1.5    Schedules and Exhibits...........................................24

2.    LOAN AND TERMS OF PAYMENT...............................................24
      2.1    Revolver Advances................................................24
      2.2    [Intentionally omitted]..........................................25
      2.3    Borrowing Procedures and Settlements.............................25
      2.4    Payments.........................................................33
      2.5    Overadvances.....................................................35
      2.6    Interest Rates and Letter of Credit Fee:  Rates, Payments,
             and Calculations.................................................36
      2.7    Cash Management..................................................37
      2.8    Crediting Payments...............................................38
      2.9    Designated Account...............................................39
      2.10   Maintenance of Loan Account; Statements of Obligations...........39
      2.11   Fees.............................................................39
      2.12   Letters of Credit................................................40
      2.13   LIBOR Option.....................................................43
      2.14   Capital Requirements.............................................46

3.    CONDITIONS; TERM OF AGREEMENT...........................................47
      3.1    Conditions Precedent to the Initial Extension of Credit..........47
      3.2    [Intentionally omitted]..........................................49
      3.3    Conditions Precedent to all Extensions of Credit.................50
      3.4    Term.............................................................50
      3.5    Effect of Termination............................................50
      3.6    Early Termination by Subsidiary Borrower.........................51

4.    PERFECTION OF SECURITY INTEREST; INSPECTION RIGHTS......................51
      4.1    [Intentionally omitted]..........................................51
      4.2    [Intentionally omitted]..........................................51
      4.3    [Intentionally omitted]..........................................51
      4.4    Delivery of Additional Documentation Required....................51
      4.5    Power of Attorney................................................52
      4.6    Right to Inspect.................................................52
      4.7    [Intentionally omitted]..........................................52


                                      -1-

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5.    REPRESENTATIONS AND WARRANTIES..........................................52
      5.1    No Encumbrances..................................................53
      5.2    Eligible Accounts................................................53
      5.3    [Intentionally omitted]..........................................53
      5.4    Equipment; Inventory.............................................53
      5.5    [Intentionally omitted]..........................................53
      5.6    [Intentionally omitted]..........................................53
      5.7    Location of Head Office..........................................53
      5.8    Due Organization and Qualification; Subsidiaries.................53
      5.9    Due Authorization; No Conflict...................................54
      5.10   Litigation.......................................................55
      5.11   No Material Adverse Change.......................................55
      5.12   Fraudulent Transfer..............................................56
      5.13   [Intentionally omitted]..........................................56
      5.14   [Intentionally omitted]..........................................56
      5.15   Brokerage Fees...................................................56
      5.16   Intellectual Property............................................56
      5.17   Leases...........................................................56
      5.18   DDAs.............................................................56
      5.19   Complete Disclosure..............................................56
      5.20   Indebtedness.....................................................57
      5.21   [Intentionally omitted]..........................................57
      5.22   Review and Approval of Domestic Loan Agreement...................57

6.    AFFIRMATIVE COVENANTS...................................................57
      6.1    Accounting System................................................57
      6.2    Collateral Reporting.............................................58
      6.3    Financial Statements, Reports, Certificates......................58
      6.4    [Intentionally omitted]..........................................59
      6.5    Return...........................................................59
      6.6    Maintenance of Properties........................................60
      6.7    Taxes............................................................60
      6.8    Insurance........................................................60
      6.9    Location of Equipment............................................61
      6.10   Compliance with Laws.............................................61
      6.11   Leases...........................................................62
      6.12   Brokerage Commissions............................................62
      6.13   Existence........................................................62
      6.14   Environmental....................................................62
      6.15   Disclosure Updates...............................................62
      6.16   Compliance with Covenants of Domestic Loan Agreement.............62

7.    NEGATIVE COVENANTS......................................................63
      7.1    Indebtedness.....................................................63
      7.2    Liens............................................................63
      7.3    Restrictions on Fundamental Changes..............................64
      7.4    Disposal of Assets...............................................64
      7.5    Change Name......................................................64
      7.6    Guarantee........................................................64
      7.7    Nature of Business...............................................64
      7.8    Prepayments and Amendments.......................................64
      7.9    Change of Control................................................64
      7.10   Consignments.....................................................65
      7.11   Distributions....................................................65
      7.12   Accounting Methods...............................................65
      7.13   Investments......................................................65
      7.14   Transactions with Affiliates.....................................65
      7.15   Suspension.......................................................65
      7.16   [Intentionally omitted]..........................................65
      7.17   Use of Proceeds..................................................65
      7.18   Change in Location of Head Office................................65
      7.19   Inventory........................................................65
      7.20   [Intentionally omitted]..........................................65
      7.21   Issuance of Stock................................................66
      7.22   Compliance with Covenants of Domestic Loan Agreement.............66

8.    EVENTS OF DEFAULT.......................................................66

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES..................................68
      9.1    Rights and Remedies..............................................68
      9.2    Remedies Cumulative..............................................69

10.   TAXES AND EXPENSES......................................................69

11.   WAIVERS; INDEMNIFICATION................................................69
      11.1   Demand; Protest; etc.............................................69
      11.2   [Intentionally omitted]..........................................69
      11.3   Indemnification..................................................69

12.   NOTICES. ...............................................................70

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................71

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................72
      14.1   Assignments and Participations...................................72
      14.2   Successors.......................................................75


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

15.   AMENDMENTS; WAIVERS.....................................................75
      15.1   Amendments and Waivers...........................................75
      15.2   Replacement of Holdout Lender....................................76
      15.3   No Waivers; Cumulative Remedies..................................77

16.   AGENT; THE LENDER GROUP.................................................77
      16.1   Appointment and Authorization of Agent...........................77
      16.2   Delegation of Duties.............................................78
      16.3   Liability of Agent...............................................78
      16.4   Reliance by Agent................................................79
      16.5   Notice of Default or Event of Default............................79
      16.6   Credit Decision..................................................79
      16.7   Costs and Expenses; Indemnification..............................80
      16.8   Agent in Individual Capacity.....................................81
      16.9   Successor Agent..................................................81
      16.10  Lender in Individual Capacity....................................81
      16.11  Withholding Taxes................................................82
      16.12  Collateral Matters...............................................85
      16.13  Restrictions on Actions by Lenders; Sharing of Payments..........86
      16.14  [Intentionally omitted]..........................................86
      16.15  Payments by Agent to the Lenders.................................86
      16.16  Concerning the Collateral and Related UK Loan Documents..........87
      16.17  Field Audits and Examination Reports; Confidentiality;
             Disclaimers by Lenders; Other Reports and Information............87
      16.18  Several Obligations; No Liability................................88
      16.19  Legal Representation of Agent....................................89

17.   GENERAL PROVISIONS......................................................89
      17.1   Effectiveness....................................................89
      17.2   Section Headings.................................................89
      17.3   Interpretation...................................................89
      17.4   Severability of Provisions.......................................89
      17.5   Amendments in Writing............................................89
      17.6   Counterparts; Telefacsimile Execution............................89
      17.7   Revival and Reinstatement of Obligations.........................90
      17.8   Integration......................................................90
      17.9   Confidentiality..................................................90

                                 LOAN AGREEMENT

            THIS LOAN AGREEMENT (this "Agreement"), is entered into as of November 30, 2001, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), HELLER FINANCIAL, INC., a Delaware corporation (hereinafter "Heller"), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (hereinafter "CITBC") and, on the other hand, PALM EUROPE LIMITED, a corporation organized under the laws of England and Wales ("Subsidiary Borrower"), and is the "UK Loan Agreement" as that term is used in the Domestic Loan Agreement (as defined below).

            The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

      1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

            "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

            "Accounts" means the accounts of the Subsidiary Borrower and any and all supporting obligations in respect thereof.

            "Acquisition" means any purchase or other acquisition by Domestic Parent or its Subsidiaries of the Stock of any other Person.

            "Additional Documents" has the meaning set forth in Section 4.4.

            "Advances" has the meaning set forth in Section 2.1.

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

            "Agent" means Foothill, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

            "Agents" means Agent, Documentation Agent, and Syndication Agent.

            "Agent's Account" means an account at a bank designated by Agent from time to time as the account into which Subsidiary Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other UK Loan Documents; unless and until Agent notifies Subsidiary Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing the account number set forth on Schedule A-1 and maintained by Agent with the bank whose name, location and ABA number are set forth on Schedule A-1.

            "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

            "Agent's Liens" means the charges and Liens granted by Subsidiary Borrower to Agent for the benefit of the Lender Group under the UK Security Documents or the other UK Loan Documents.

            "Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, and agents.

            "Agreed Currency" means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, the lawful currency of each Specified State and the Euro, and (iii) any other Eligible Currency which Subsidiary Borrower requests Agent to include as an Agreed Currency hereunder and which is acceptable to Agents. If, after the designation by Agent of any currency as an Agreed Currency, (a) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (b) such currency is, in the determination of the Agent, no longer readily available or freely traded or (c) in the determination of the Agent, an equivalent amount of such currency valued in Dollars at the applicable Exchange Rate is not readily calculable, Agent shall promptly notify Subsidiary Borrower, and such currency shall no longer be an Agreed Currency until such time, if ever, as Agent agrees to reinstate such currency as an Agreed Currency.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Assignee" has the meaning set forth in Section 14.1.

            "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

            "Authorized Person" means any director of Subsidiary Borrower or other Person authorised by the Board of Directors.

            "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Subsidiary Borrower is entitled to borrow as Advances under Section
2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

            "Bankruptcy Code" means the English Insolvency Act of 1986, as in effect from time to time in England and Wales.

            "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market at 11:00 a.m. (London time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Subsidiary Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

            "Base Rate" means the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

            "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

            "Base Rate Margin" means, as of any date of determination, for the 3 month period ended on the day prior to the applicable interest payment date, the percentage points determined by the following matrix:

--------------------------------------------------------------------------------
       Average Amount of the Total Revolver Usage          Base Rate Margin
--------------------------------------------------------------------------------
                 Less than $50,000,000                           0.25
--------------------------------------------------------------------------------
$50,000,000 or greater, up to and including $125,000,000         0.75
--------------------------------------------------------------------------------
               greater than $125,000,000                         1.00
--------------------------------------------------------------------------------

            "Board of Directors" means the board of directors of Subsidiary Borrower or any committee thereof duly authorized to act on behalf of such board of directors.

            "Books" means Subsidiary Borrower's now owned or hereafter acquired books and records indicating, summarizing, or evidencing the Collateral.

            "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

            "Borrowing Base" has the meaning set forth in Section 2.1.

            "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which United States or United Kingdom national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

            "Change of Control" means (a) Domestic Parent ceases to directly own 100% of the outstanding shares of Irish Parent; (b) Irish Parent ceases to directly own 100% of the outstanding shares of Subsidiary Borrower; (c) a majority of the members of the Board of

Directors do not constitute Continuing Directors, or (d) the occurrence of a Change of Control (as defined in the Domestic Loan Agreement).

            "CITBC" has the meaning set forth in the preamble hereto.

            "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

            "Collateral" means any and all assets and rights and interests in or to property pledged from time to time as security for the Obligations pursuant to any pledge or security agreement that constitutes a UK Loan Document.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment, in each case, in form and substance satisfactory to Agent.

            "Collections" means all cash, cheques, drafts, and other customary items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Subsidiary Borrower.

            "Commitment" means, with respect to each Lender, its Commitment and, with respect to all Lenders, their Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

            "Companies Act" means the Companies Act of 1985 of England and Wales, as amended.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Subsidiary Borrower to Agent.

            "Confidential Information" means written information that Subsidiary Borrower expressly furnishes to Agent or the Lenders on a confidential basis, information contained in the documents that Subsidiary Borrower furnishes to Agent pursuant to subsections (a) through (j) of Section 6.2, or written information that Subsidiary Borrower furnishes to Agent or the Lenders that relates to Subsidiary Borrower's forecasts, projections, strategic plans, or Intellectual Property, but does not include any such information that is or becomes generally available to the public (other than information that is or becomes available to the public as a result of disclosure by Agent or a Lender in violation of Section 17.9) or that is or becomes available to Agent or a Lender from a source other than Subsidiary Borrower or any agent of Subsidiary Borrower unless Agent or such Lender knows, or reasonably should know, that such source is breaching a duty of confidentiality to Subsidiary Borrower.

            "Continuing Director" means (a) any member of the Board of Directors who was a director of Subsidiary Borrower on the date of this Agreement, and (b) any individual who becomes a member of the Board of Directors after the date of this Agreement if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the date of this Agreement in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Subsidiary Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.

            "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "DDA" means any cheque or other demand deposit account maintained by Subsidiary Borrower.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

            "Defaulting Lender Rate" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

            "Designated Account" means that certain deposit account of Subsidiary Borrower bearing the account number and sort code set forth on Schedule D-1 and maintained with Subsidiary Borrower's Designated Account Bank, or such other deposit account of Subsidiary Borrower that has been designated as such, in writing, by Subsidiary Borrower to Agent.

            "Designated Account Bank" means the bank set forth on Schedule D-2.

            "Dilution" means, as of any date of determination, a percentage, based upon the experience of the applicable Dilution Look Back Period that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Accounts of Subsidiary Borrower for goods sold or services rendered during such period, by (b) Subsidiary Borrower's Collections with respect to Accounts for goods sold or services rendered during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

            "Dilution Look Back Period" means the immediately prior 90 days.

            "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Subsidiary Borrower's Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

            "Documentation Agent" means CITBC in its capacity as the documentation agent under the UK Loan Documents, and its successors in such capacity.

            "Dollars" or "$" means United States dollars.

            "Domestic Eligible Accounts" means "Eligible Accounts" (as defined in the Domestic Loan Agreement).

            "Domestic Loan Agreement" means that certain Loan and Security Agreement dated as of June 25, 2001 by and among Domestic Parent, Lenders, and Agents.

            "Domestic Loan Documents" means the "Loan Documents" (as defined in the Domestic Loan Agreement).

            "Domestic Parent" means Palm, Inc., a Delaware corporation.

            "Domestic Revolver Usage" means, as of any date of determination, the "Revolver Usage" (as defined in the Domestic Loan Agreement).

            "Eligible Accounts" means those Accounts created by Subsidiary Borrower in the ordinary course of its business, that arise out of Subsidiary Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by Subsidiary Borrower in the UK Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Subsidiary Borrower. Eligible Accounts shall not include the following:

                  (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,

                  (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                  (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Subsidiary Borrower,

                  (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

                  (e) Accounts that are not payable in an Agreed Currency,

                  (f) Accounts with respect to which the Account Debtor either
(i) does not maintain its head office in a Specified State, or (ii) is not organized under the laws of a Specified State or any political subdivision thereof, or (iii) is the government of any country or sovereign state (other than that of the United Kingdom; provided, however, that the aggregate amount of such Accounts shall not exceed $2,000,000), or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

                  (g) [Intentionally omitted],

                  (h) Accounts with respect to which the Account Debtor is a creditor of Subsidiary Borrower has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

                  (i) Accounts with respect to an Account Debtor whose total obligations owing to Subsidiary Borrower exceed 10% of (i) all Eligible Accounts, and (ii) all Eligible Accounts, Domestic Eligible Accounts and Irish Eligible Accounts, in each case to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that Agent may, in its Permitted Discretion, increase the foregoing percentage for any Account Debtor up to a maximum of 20%; provided further, that in the case of Ingram Micro, the foregoing percentage shall be deemed increased to 17% and, in the case of Staples and Best Buy, the foregoing percentage shall be deemed increased to 15% for each of such entities; provided further, that Agent may, in its Permitted Discretion, decrease the foregoing percentage for any Account Debtor based on a determination of the credit worthiness of such Account Debtor,

                  (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Subsidiary Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                  (k) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful; provided, however, that Agent agrees to endeavor, in good faith, to provide Subsidiary Borrower with reasonably prompt verbal notice of those material Account Debtors of Subsidiary Borrower that Agent deems to be doubtful under the foregoing provision,

                  (l) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

                  (m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

                  (n) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Subsidiary Borrower of the subject contract for goods or services.

            "Eligible Currency" means any currency other than Dollars (a) that is readily available, (b) that is freely traded, (c) in which deposits are customarily offered to banks in the London interbank market, (d) that is convertible into Dollars in the London interbank market, (e) as to which an equivalent amount valued in Dollars at the applicable Exchange Rate may be readily calculated, and (f) that is otherwise acceptable to Agent in its Permitted Discretion.

            "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Subsidiary Borrower, and (f) during the continuation of an Event of Default, any other Person approved by Agent. Notwithstanding anything to the contrary in Sections
(b) and (c) hereof, an Eligible Transferee shall not include any Person who (i) is a resident of a country that does not have an income tax treaty with the United Kingdom providing zero withholding on interest payments and as a condition of assignment, and (ii) does not agree to complete any procedural formalities necessary for Subsidiary Borrower to qualify for zero withholding on interest payments, including, but not limited to, providing or updating relevant documentation pursuant to Section 16.11(f).

            "Equipment" means equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Subsidiary Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Subsidiary Borrower or any predecessor in interest.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Subsidiary Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including Environment Act 1985; any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Event of Default" has the meaning set forth in Section 8.

            "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Subsidiary Borrower aged in excess of historical levels with respect thereto and all book overdrafts of Subsidiary Borrower in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

            "Exchange Rate" means and refers to the nominal rate of exchange (vis-a-vis Dollars) for a currency other than Dollars published in the Wall Street Journal (Western Edition) on the date of determination (which shall be a Business Day on which the Wall

Street Journal (Western Edition) is published), expressed as the number of units of such other currency per one Dollar.

            "Euro" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997, passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

            "Foothill" means Foothill Capital Corporation, a California corporation.

            "Foreign Exchange Reserve" means, as of any date of determination, a reserve for foreign currency exchange rate risk (in relation to Dollars) with respect to the Eligible Accounts and in such amount as shall be determined by Agent in its Permitted Discretion from time to time.

            "Funding Date" means the date on which a Borrowing occurs.

            "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "Governing Documents" means, with respect to any Person, the memorandum and articles of association, certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Gross Up Amount" has the meaning set forth in Section 16.11(e).

            "Guarantors" means collectively, Domestic Parent and Irish Borrower, and "Guarantor" means either of them.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Heller" has the meaning set forth in the preamble hereto.

            "Indebtedness" means, with respect to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations of such Person under Capital Leases, (d) all obligations or liabilities of any other Person secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of such Person's business and repayable in accordance with customary trade practices), and (f) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any obligation of any other Person.

            "Indemnified Liabilities" has the meaning set forth in Section 11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Insolvent" means a Person which or who is unable to pay its debts as defined in the Insolvency Act of 1986.

            "Intellectual Property" means all of Subsidiary Borrower's patents, patent applications, trademarks, trademark applications, tradenames, tradedress, copyrights, copyright registrations, technology, know how and processes used in the conduct of the business of Subsidiary Borrower and its Subsidiaries.

            "Intercompany Advances" means loans or advances from Domestic Parent or one of its Subsidiaries to Domestic Parent or one of its Subsidiaries.

            "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,
(b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Subsidiary Borrower may not elect an Interest Period which will end after the Maturity Date.

            "Inventory" means all goods held for sale or lease or to be furnished under a contract of service, goods that are leased as lessor, goods that are furnished under a contract of service, and raw materials, work in process, or materials used or consumed in business.

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "Irish Borrower" means Palm Global Operations Ltd., a corporation organized under the laws of the Republic of Ireland.

            "Irish Debenture" means, collectively, those certain fixed and floating charge debentures, executed and delivered by Irish Borrower in favor of Agent, in form and substance satisfactory to Agent.

            "Irish Eligible Accounts" means "Eligible Accounts" (as defined in the Irish Loan Agreement").

            "Irish Guaranty" means a guaranty executed and delivered by Domestic Parent of the Indebtedness of the Irish Borrower owing under the Irish Loan Documents, the form and substance of which is satisfactory to Agent.

            "Irish Loan Agreement" means a loan agreement between and among Agent, the Lenders, and Irish Borrower providing for the making of advances by the Lenders to Irish

Borrower in a maximum amount outstanding at any one time not to exceed the Maximum Irish Loan Amount.

            "Irish Loan Documents" means, collectively, such instruments, agreements, and documents (including a pledge of the Stock of Irish Borrower and a guaranty of the Indebtedness of UK Borrower under the UK Loan Agreement, in each case, if doing so is permitted by applicable law and would not create a material tax obligation) as Agent may require in order to evidence and secure the obligations of the Irish Borrower, including the Irish Loan Agreement, the Irish Security Documents and the Irish Guaranty.

            "Irish Loan Usage" means, as of any date of determination, the then extant amount of Indebtedness outstanding under the Irish Loan Agreement.

            "Irish Parent" means Palm Ireland Investment, a corporation organized under the laws of Ireland.

            "Irish Security Documents" means, collectively, such instruments, agreements, and documents governed by the laws of Ireland as Agent may require in order to secure the Indebtedness of Irish Borrower under the Irish Loan Agreement, including the Irish Debenture.

            "Issuing Lender" means Foothill or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

            "L/C" has the meaning set forth in Section 2.12(a).

            "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning set forth in Section 2.12(a).

            "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

            "Lender Group" means, individually and collectively, each of the Lenders and Agent.

            "Lender Group Expenses" means all (a) costs or expenses required to be paid by Subsidiary Borrower under any of the UK Loan Documents that are paid or incurred by the Lender Group, (b) actual fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Subsidiary Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches, and including searches that are foreign equivalents thereof), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) actual costs and expenses incurred by Agent in the disbursement of funds to Subsidiary Borrower (by wire transfer or otherwise), (d) actual charges paid or incurred by Agent resulting from the dishonor of cheques, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the UK Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the UK Loan Documents or in connection with the transactions contemplated by the UK Loan Documents or the Lender Group's relationship with Subsidiary Borrower or any guarantor of the Obligations, (h) Agent's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the UK Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Subsidiary Borrower or in exercising rights or remedies under the UK Loan Documents), or defending the UK Loan Documents, irrespective of whether suit is brought.

            "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

            "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

            "LIBOR Notice" means a written notice in the form of Exhibit L-1.

            "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve

Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

      "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

      "LIBOR Rate Margin" means, as of any date of determination, for the 3 month period ended on the day prior to the applicable interest payment date, the percentage points determined by the following matrix:

--------------------------------------------------------------------------------
       Average Amount of the Total Revolver Usage          LIBOR Rate Margin
--------------------------------------------------------------------------------
                 Less than $50,000,000                           2.25
--------------------------------------------------------------------------------
$50,000,000 or greater, up to and including $125,000,000         2.75
--------------------------------------------------------------------------------
               greater than $125,000,000                         3.00
--------------------------------------------------------------------------------

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.10.

            "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Subsidiary Borrower, (b) a material impairment of Subsidiary Borrower's ability to perform its obligations under the UK Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Subsidiary Borrower, (d) a Material Adverse Change (as defined in the Domestic Loan Agreement), or (e) a Material Adverse Change (as defined in the Irish Loan Agreement).

            "Maturity Date" has the meaning set forth in Section 3.4.

            "Maximum Domestic Revolver Amount" means the "Maximum Revolver Amount" (as defined in the Domestic Loan Agreement).

            "Maximum Irish Loan Amount" means, as of any date of determination, the result of (a) $10,000,000, minus (b) the amount by which the sum of the Domestic Revolver Usage plus the Subsidiary Borrower Revolver Usage exceeds $140,000,000.

            "Maximum Subsidiary Revolver Amount" means, as of any date of determination, the result of (a) $20,000,000, minus (b) the amount by which the sum of the Domestic Revolver Usage plus the Irish Loan Usage exceeds $130,000,000.

            "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities (including all amounts charged to Subsidiary Borrower's Loan Account pursuant hereto), contingent reimbursement obligations with respect to outstanding Letters of Credit, obligations, fees, charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Subsidiary Borrower to the Lender Group pursuant to or evidenced by the UK Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Subsidiary Borrower is required to pay or reimburse by the UK Loan Documents, by law, or otherwise. Any reference in this Agreement or in the UK Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

            "Originating Lender" has the meaning set forth in Section 14.1(e).

            "Overadvance" has the meaning set forth in Section 2.5.

            "Participant" has the meaning set forth in Section 14.1(e).

            "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Dispositions" means (a) sales or other dispositions by Subsidiary Borrower of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) the use or transfer of money or Cash Equivalents by Subsidiary Borrower in a manner that is not prohibited by the terms of this Agreement or the other UK Loan Documents, and (c) the sale, licensing, or other disposition for fair market value by Subsidiary Borrower of patents, trademarks, copyrights, and other intellectual property rights; provided, however, that prior to or concurrent with any such sale, license, or other disposition, Subsidiary Borrower must retain or obtain sufficient rights to use (as determined by Agent in its Permitted Discretion) the subject intellectual property as to enable Subsidiary Borrower to continue to conduct its business in the ordinary course and such rights shall assignable to Agent or inure to the benefit of Agent (as determined by Agents in their Permitted Discretion) in order to enable Agent to dispose of the Collateral in the event of an Event of Default.

            "Permitted Intercompany Advances" means Intercompany Advances so long as (a) no Default or Event of Default exists at the time of the making of any Intercompany Advance or would exist after giving effect thereto, (b) after giving effect to the making of such Intercompany Advance, the Person that is acting as the lender with respect thereto is Solvent, (c) the Intercompany Subordination Agreement (as defined in the Domestic Loan Agreement) is in full force and effect with respect to the proposed Intercompany Advance, (d) after giving effect to the making of such Intercompany Advance, the Person that is acting as the borrower with respect thereto is Solvent, (e) if Domestic Parent, Subsidiary Borrower or Irish Borrower is the Person acting as the lender with respect thereto and a Subsidiary of Domestic Parent that is not the Subsidiary Borrower or Irish Borrower is the Person acting as the borrower with respect thereto, such Intercompany Advance is made in the ordinary course of business and the amount of such Intercompany Advance does not exceed Subsidiary Borrower's or Irish Borrower's, as applicable, current working capital requirements and it does not have more than one month's worth of cash or Cash Equivalents after giving effect thereto, (f) in cases not covered by clause (e) above, if Domestic Parent is the Person acting as the lender with respect thereto, it has availability under the Domestic Loan Agreement plus cash and Cash Equivalents that have been pledged to Agent (and are subject to a control agreement in favor of Agent) in an amount not less than $75,000,000 after giving effect thereto, (g) in cases not covered by clause (e) above, if Irish Borrower is the Person acting as the lender with respect thereto, it has availability under the Irish Loan Agreement plus cash and Cash Equivalents that have been pledged to Agent (and are subject to a control agreement in favor of Agent) of not less than $5,000,000 after giving effect thereto, and (h) in cases not covered by clause (e) above, if Subsidiary Borrower is the Person acting as the lender with respect thereto, it has Availability plus cash and Cash Equivalents that have been pledged to Agent (and are subject to a control agreement in favor of Agent) of not less than $10,000,000 after giving effect thereto.

            "Permitted Liens" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-3, (d) the interests of lessors under operating leases, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Subsidiary Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining employer's liability insurance or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of Subsidiary Borrower and not in connection with the borrowing of money, (h) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of Subsidiary Borrower, (i) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (j) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Subsidiary Borrower.

            "Permitted Protest" means the right of Subsidiary Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of an Inland Revenue tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted promptly and prosecuted diligently by Subsidiary Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability or validity of any of the Agent's Liens.

            "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Preferred Stock" means, as applied to the capital Stock of any Person, the capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of capital Stock of any other class of such Person.

            "Prohibited Indebtedness" means, with respect to any Person, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products,
(c) all obligations or liabilities of any other Person secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, and (d) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any obligation of any other Person.

            "Pro Rata Share" means:

                  (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by
(ii) the aggregate Commitments of all Lenders,

                  (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate Revolver of all Lenders, and

                  (c) with respect to all other matters (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate amount of Commitments of all Lenders; provided, however, that, in each case, in the event all Commitments have been terminated, Pro Rata Share shall be determined according to the Commitments in effect immediately prior to such termination.

            "Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Subsidiary Borrower that is on deposit with banks, or in securities accounts with securities intermediaries, or any combination thereof, and which such deposit account or securities account is maintained by a branch office located within the United States.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by Subsidiary Borrower and the improvements thereto.

            "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Borrower.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC ss. 9601 or any equivalent foreign legislation.

            "Report" has the meaning set forth in Section 16.17.

            "Required Lenders" means, at any time, any two or more Lenders whose Pro Rata Shares aggregate more than 50% of the Commitments, or if the Commitments have been terminated irrevocably, more than 50% of the Obligations then outstanding.

            "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

            "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Settlement" has the meaning set forth in Section 2.3(f)(i).

            "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

            "Solvent" means, with respect to any Person on a particular date, that such Person is not Insolvent.

            "Specified State" means England, Scotland, Wales, Ireland, Australia, France, Germany, Italy, New Zealand, Canada, Norway, Finland, Switzerland, Sweden, Belgium, Japan, Singapore, the Netherlands United Kingdom and Ireland, or any other country approved by Agent in its sole discretion.

            "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other equity security.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Subsidiary Borrower" has the meaning set forth in the preamble to this Agreement.

            "Subsidiary Borrower Collateral" means all of Subsidiary Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                  (a) Accounts,

                  (b) Books,

                  (c) Equipment,

                  (d) Intercompany Advances,

                  (e) Inventory,

                  (f) Real Property Collateral, and

                  (g) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and all property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Subsidiary Borrower Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

            "Swing Lender" means Foothill or any other Lender that, at the request of Subsidiary Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

            "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

            "Syndication Agent" means Heller in its capacity as the syndication agent under the UK Loan Documents, and its successors in such capacity.

            "Taxes" has the meaning set forth in Section 16.11.

            "Total Revolver Usage" means, as of any date of determination, the sum of (a) the Domestic Revolver Usage, plus (b) the Subsidiary Borrower Revolver Usage, plus (c) the Irish Loan Usage.

            "Triggering Event" means either (a) the occurrence and continuation of an Event of Default, or (b) the first date on which the amount of Availability under the Domestic Loan Agreement, this Agreement and the Irish Loan Agreement (calculated, prior to the Closing Date of any such agreement, as if the conditions precedent in Section 3.1 of such agreement have been satisfied) plus Qualified Cash that has been pledged to Agent under the Domestic Loan Agreement, this Agreement and the Irish Loan Agreement and subject to a control agreement (in form and substance satisfactory to Agent) is equal to or less than $100,000,000, in the aggregate.

            "UK Cash Management Bank" has the meaning set forth in Section
2.7(a).

            "UK Cash Management Account" has the meaning set forth in Section 2.7(a).

            "UK Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Agent, each of which is among Subsidiary Borrower, Agent and one of the UK Cash Management Banks.

            "UK Debenture" means, collectively, a guarantee and those certain fixed and floating charge debentures, executed and delivered by Subsidiary Borrower in favor of Agent, in form and substance satisfactory to Agent.

            "UK Guaranty" means a guaranty executed and delivered by Domestic Parent of the Indebtedness of the Subsidiary Borrower owing under the UK Loan Documents, the form and substance of which is satisfactory to Agent.

            "UK Loan Documents" means this Agreement, the Letters of Credit, the UK Debenture, the UK Guaranty, the UK Stock Pledge Agreement, the UK Cash Management Agreements, any other UK Security Documents, any note or notes executed by Subsidiary Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Subsidiary Borrower and the Lender Group in connection with this Agreement.

            "UK Security Documents" means, collectively, such instruments, agreements, and documents as Agent may require in order to secure the Indebtedness of Subsidiary Borrower under this Agreement, including the UK Debenture.

            "UK Stock Pledge Agreement" means a share charge, in form and substance satisfactory to Agent, executed and delivered by Irish Parent with respect to 100% of the shares of Subsidiary Borrower.

            "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Subsidiary Borrower.

            "Voidable Transfer" has the meaning set forth in Section 17.7.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

      1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Subsidiary Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Subsidiary Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

      1.3 [Intentionally omitted].

      1.4 Construction. Unless the context of this Agreement or any other UK Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other UK Loan Document refer to this Agreement or such other UK Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other UK Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other UK Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other UK Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

      1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

      2.1 Revolver Advances.

                  (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Subsidiary Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Subsidiary Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                        (y)   the lesser of

                                    (i) 75% of the Dollar equivalent amount of
                              Subsidiary Borrower's Eligible Accounts, less the amount, if any, of the Dilution Reserve, and

                                    (ii) an amount equal to 83.3% of the Dollar
                              equivalent amount of Subsidiary Borrower's
                              Collections with respect to Subsidiary Borrower's Accounts for the immediately preceding 90 day period, minus

                        (z) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

                  (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Subsidiary Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Subsidiary Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (including any existing Permitted Lien set forth on Schedule P-3 which Lien or trust would have a priority superior to the Agent's Liens (under applicable law) in and to such item of the Collateral, and
(iii) the Foreign Exchange Reserve.

                  (c) The Lenders shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Subsidiary Borrower Revolver Usage to exceed the Maximum Subsidiary Revolver Amount.

                  (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

      2.2 [Intentionally omitted].

      2.3 Borrowing Procedures and Settlements.

            (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $10,000,000 or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                  (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion,
(i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or
(ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

                  (c) Making of Advances.

                  (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in
            Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in Dollars and immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Subsidiary Borrower on the applicable Funding Date by transferring immediately available funds in Dollars equal to such proceeds received by Agent to Subsidiary Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                  (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Subsidiary Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in Dollars and immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Subsidiary Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in Dollars and immediately available funds and Agent in such circumstances has made available to Subsidiary Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Subsidiary Borrower of such failure to fund and, upon demand by Agent, Subsidiary Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                  (iii) Agent shall not be obligated to transfer to a Defaulting
            Lender any payments made by Subsidiary Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Subsidiary Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Subsidiary Borrower as if such Defaulting Lender had made Advances to Subsidiary Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Subsidiary Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the UK Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable,
            (y) the non-Defaulting Lenders, Agent, and Subsidiary Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Subsidiary Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Subsidiary Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Subsidiary Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

                  (d) Making of Swing Loans.

                  (i) In the event Agent shall elect, with the consent of Swing
            Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Subsidiary Borrower on the Funding Date applicable thereto by transferring immediately available funds in Dollars to Subsidiary Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                  (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                  (e) Agent Advances.

                  (i) Agent hereby is authorized by Subsidiary Borrower and the
            Lenders, from time to time after the Closing Date, in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Subsidiary Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Subsidiary Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"). Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

                  (ii) The Agent Advances shall be repayable on demand and
            secured by the Agent's Liens granted to Agent under the UK Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

                  (f) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Subsidiary Borrower) that in order to facilitate the administration of this Agreement and the other UK Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) Agent shall request settlement ("Settlement") with the
            Lenders on a weekly basis (or on a more frequent basis if so determined by Agent) or upon termination of the Loan Agreement (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

                  (ii) In determining whether a Lender's balance of the
            Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Subsidiary Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                  (iii) Between Settlement Dates, Agent, to the extent no Agent
            Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

                  (g) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (h) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

                  (i) Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Subsidiary Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances (including a Swing Loan), the outstanding Subsidiary Borrower Revolver Usage does not exceed the Borrowing Base by more than $1,000,000, (ii) after giving effect to such Advances (including a Swing Loan), the outstanding Subsidiary Borrower Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Subsidiary Revolver Amount, and (iii) at the time of the making of any such Advance (including any Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 30 days; provided, however, that the authorization described in this Section 2.3(i) may be revoked by the Required Lenders at any time by written notice to Agent. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Subsidiary Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                  (i) In the event Agent obtains actual knowledge that the
            Subsidiary Borrower Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Subsidiary Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Subsidiary Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                  (ii) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

      2.4   Payments.

                  (a) Payments by Subsidiary Borrower.

                        (i) Except as otherwise expressly provided herein, all
            payments by Subsidiary Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in Dollars and immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                        (ii) Unless Agent receives notice from Subsidiary
            Borrower prior to the date on which any payment is due to the Lenders that Subsidiary Borrower will not make such payment in full as and when required, Agent may assume that Subsidiary Borrower has made (or will make) such payment in full to Agent on such date in Dollars and immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Subsidiary Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  (b) Apportionment and Application of Payments.

                  (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the UK Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

                  (A) first, to pay any Lender Group Expenses then due to Agent under the UK Loan Documents, until paid in full,

                  (B) second, to pay any Lender Group Expenses then due to the
            Lenders under the UK Loan Documents, on a ratable basis, until paid in full,

                  (C) third, to pay any fees then due to Agent (for its separate accounts, after giving effect to any letter agreements between Agent and individual Lenders) under the UK Loan Documents until paid in full,

                  (D) fourth, to pay any fees then due to any or all of the
            Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the UK Loan Documents, on a ratable basis, until paid in full,

                  (E) fifth, to pay interest due in respect of all Agent
            Advances, until paid in full,

                  (F) sixth, ratably to pay interest due in respect of the
            Advances (other than Agent Advances) and the Swing Loans until paid in full,

                  (G) seventh, to pay the principal of all Agent Advances until paid in full,

                  (H) eighth, to pay the principal of all Swing Loans until paid in full,

                  (I) ninth, to pay the principal of all Advances until paid in full,

                  (J) tenth, if an Event of Default has occurred and is
            continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and Lenders, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                  (K) eleventh, to pay any other Obligations (including the
            Obligations of Subsidiary Borrower then owing under the guarantee contained in the UK Debenture) until paid in full, and

                  (L) twelfth, to Subsidiary Borrower (to be wired to the
            Designated Account) or such other Person entitled thereto under applicable law.

            (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(h).

            (iii) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Subsidiary Borrower specified by Subsidiary Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

            (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the UK Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

            (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other UK Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

      2.5 Overadvances. Subject to Section 2.3(i), if, at any time or for any reason, the amount of Obligations owed by Subsidiary Borrower to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Subsidiary Borrower immediately shall pay to

Agent, in Dollars, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in
Section 2.4(b). In addition, Subsidiary Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other UK Loan Documents.

      2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

                  (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin. The foregoing notwithstanding, at no time shall any portion of the Obligations bear interest on the Daily Balance thereof at a per annum rate less than 6% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                  (b) Letter of Credit Fee. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 1.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                  (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                        (i) all Obligations (except for undrawn Letters of
                  Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder, and

                        (ii) the Letter of Credit Fee provided for above shall
                  be increased to 3 percentage points above the per annum rate otherwise applicable hereunder.

                  (d) Payment. Interest and all fees payable hereunder shall be earned monthly and (other than the Letter of Credit Fee) due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. The

Letter of Credit Fees payable hereunder shall be earned monthly and due and payable, in arrears, on the first day of each third month (commencing with October 1, 2001) at any time that Obligations or Commitments are outstanding. Subsidiary Borrower hereby authorizes Agent, from time to time without prior notice to Subsidiary Borrower, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Subsidiary Borrower's Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Subsidiary Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                  (e) Computation. All interest and fees chargeable under the UK Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                  (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Subsidiary Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Subsidiary Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Subsidiary Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.7 Cash Management.

                  (a) Within 60 days of the date of this Agreement, Subsidiary Borrower shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each, a "UK Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such UK Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a UK Cash

Management Bank) into a bank account in both Agent's name and Borrower's name (a "UK Cash Management Account") at one of the UK Cash Management Banks.

                  (b) Within 60 days of the date of this Agreement, each UK Cash Management Bank shall establish and maintain UK Cash Management Agreements with Agent and Subsidiary Borrower, in form and substance acceptable to Agent. Each such UK Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such UK Cash Management Account and proceeds thereof are held by such UK Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the UK Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable UK Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such UK Cash Management Account and for returned cheques or other items of payment, and (iii) from and after the date that it receives written notification from Agent, it immediately will forward by daily sweep all amounts in the applicable UK Cash Management Account to the Agent's Account. Anything contained herein or in the UK Debenture to the contrary notwithstanding, Agent agrees that it shall not provide the above-described notice to the UK Cash Management Bank unless and until a Triggering Event has occurred. Once a Triggering Event has occurred, Agent shall be free to exercise its right to issue such notice and the subsequent elimination of the subject Triggering Event shall not eliminate the effectiveness of such notice.

                  (c) So long as no Default or Event of Default has occurred and is continuing, Subsidiary Borrower may amend Schedule 2.7(a) to add or replace a UK Cash Management Bank or UK Cash Management Account; provided, however, that
(i) such prospective UK Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such UK Cash Management Account with the prospective UK Cash Management Bank, and (ii) prior to the time of the opening of such UK Cash Management Account, Subsidiary Borrower and such prospective UK Cash Management Bank shall have executed and delivered to Agent a UK Cash Management Agreement. Subsidiary Borrower shall close any of its UK Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any UK Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the UK Cash Management Bank with respect to UK Cash Management Accounts or Agent's liability under any UK Cash Management Agreement with such UK Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

                  (d) The UK Cash Management Accounts shall be cash collateral accounts, with all cash, cheques and similar items of payment in such accounts securing payment of the Obligations.

      2.8 Crediting Payments. The receipt of any payment item by Agent (whether from transfers to Agent by the UK Cash Management Banks pursuant to the UK Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Subsidiary Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

      2.9 Designated Account. Agent is authorized to make the Advances, and the Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(d). Subsidiary Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Subsidiary Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Subsidiary Borrower, any Advance, Agent Advance, or Swing Loan requested by Subsidiary Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

      2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Subsidiary Borrower (the "Loan Account") on which Subsidiary Borrower will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Subsidiary Borrower or for Subsidiary Borrower's account, the Letters of Credit issued by Issuing Lender for Subsidiary Borrower's account, and with all other payment Obligations hereunder or under the other UK Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Subsidiary Borrower or for Subsidiary Borrower's account, including all amounts received in the Agent's Account from any UK Cash Management Bank. Agent shall render statements regarding the Loan Account to Subsidiary Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Subsidiary Borrower and the Lender Group unless, within 30 days after receipt thereof by Subsidiary Borrower, Subsidiary Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

      2.11 Fees. Subsidiary Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and, in the case of clause
(a) below shall be apportioned ratably amongst the Lenders based upon their respective Pro Rata Shares, and in the case of clause (b) below shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

                  (a) Audit, Appraisal, and Valuation Charges. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows
(i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of Subsidiary Borrower performed by personnel employed by Agent; provided, however, that, so long as no Event of Default shall have occurred and be continuing, Subsidiary Borrower shall not be obligated to pay such fees and expenses in respect of more than 4 such audits in any calendar year, (ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Subsidiary Borrower, to appraise the Collateral, or any portion thereof, or to assess Subsidiary Borrower's business valuation; provided, however, that, so long as no Event of Default shall have occurred and be continuing, Subsidiary Borrower shall not be obligated to pay such fees and expenses in respect of more than 1 such appraisal or valuation in any calendar year.

      2.12 Letters of Credit

                  (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Subsidiary Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Subsidiary Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Subsidiary Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Subsidiary Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances, or

                  (ii) the Letter of Credit Usage under this Agreement, the
            Domestic Loan Agreement and the Irish Loan Agreement would exceed $10,000,000 in the aggregate, or

                  (iii) the Letter of Credit Usage would exceed the Maximum
            Subsidiary Revolver Amount less the then extant amount of outstanding Advances.

            Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than 30 days prior to the Maturity Date and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars, Euros or English pounds. If the amounts payable thereunder are in Euros or English pounds, Agent shall have the right in its Permitted Discretion to establish Foreign Exchange Reserves against the Borrowing Base. If Issuing Lender is obligated to advance funds under a Letter of Credit, Subsidiary Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Subsidiary Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Subsidiary Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Subsidiary Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Subsidiary Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Subsidiary Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

                  (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Subsidiary Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Subsidiary Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Subsidiary Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

                  (c) Subsidiary Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Subsidiary Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or wilful misconduct of the Issuing Lender or any other member of the Lender Group. Subsidiary Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Subsidiary Borrower's account, even though this interpretation may be different from Subsidiary Borrower's own, and Subsidiary Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Subsidiary Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Subsidiary Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Subsidiary Borrower against such Underlying Issuer. Subsidiary Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Subsidiary Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or wilful misconduct of the Issuing Lender or any other member of the Lender Group.

                  (d) Subsidiary Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                  (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Subsidiary Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Subsidiary Borrower that, as of the date of this Agreement, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                  (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                  (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                  (ii) there shall be imposed on the Underlying Issuer or the
            Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Subsidiary Borrower, and Subsidiary Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

      2.13 LIBOR Option.

                  (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Subsidiary Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of the Obligations, (iii) termination of this Agreement pursuant to the terms hereof, or (iv) the first day of each month that such LIBOR Rate Loan is outstanding. On the last day of each applicable Interest Period, unless Subsidiary Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Subsidiary Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                  (b) LIBOR Election.

                  (i) Subsidiary Borrower may, at any time and from time to
            time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) on the date that is at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Subsidiary Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day. Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Commitment.

                  (ii) Each LIBOR Notice shall be irrevocable and binding on
            Subsidiary Borrower. In connection with each LIBOR Rate Loan, Subsidiary Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus
            (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Subsidiary Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                  (iii) Subsidiary Borrower shall have not more than 5 LIBOR
            Rate Loans in effect at any given time. Subsidiary Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (c) Prepayments. Subsidiary Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with
Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Subsidiary Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

                  (d) Special Provisions Applicable to LIBOR Rate.

                  (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Subsidiary Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Subsidiary Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Subsidiary Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause
            (b)(ii) above).

                  (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Subsidiary Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Subsidiary Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

                  (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

      2.14 Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Subsidiary Borrower and Agent thereof. Following receipt of such notice, Subsidiary Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3. CONDITIONS; TERM OF AGREEMENT.

      3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfilment, to the satisfaction of Agent or Agents, as applicable below, of each of the conditions precedent set forth below:

                  (a) each of the conditions precedent set forth in this Section
3.1 shall have been satisfied on or before the date that is 150 days after the date of the execution and delivery of the Domestic Loan Agreement by each of the original signatories hereto (the "Conditions Precedent Deadline");

                  (b) Agent shall have received search results from the registrar of Companies House in the United Kingdom indicating that no charges have been registered against Subsidiary Borrower;

                  (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent (which, in the case of items (i), (ii), (iii), and (iv), shall have obtained the approval of the other Agents), duly executed, and each such document shall be in full force and effect:

                  (i) UK Debenture together with other deeds and documents of title required to be deposited thereunder,

                  (ii) UK Guaranty,

                  (iii) UK Stock Pledge Agreement, together with all
            certificates representing the shares of Subsidiary Borrower pledged thereunder, as well as stock powers with respect thereto endorsed in blank, and

                  (iv) UK Cash Management Agreement;

                  (d) Agent shall have received a certificate from the Secretary of Subsidiary Borrower attesting to the resolutions of Subsidiary Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other UK Loan Documents to which Subsidiary Borrower is a party and authorizing specific officers of Subsidiary Borrower to execute the same;

                  (e) Agent shall have received copies of Subsidiary Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Subsidiary Borrower;

                  (f) Agent shall have received a certificate of status with respect to Subsidiary Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Subsidiary Borrower, which certificate shall indicate that Subsidiary Borrower is in good standing in such jurisdiction;

                  (g) Agent shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the UK Loan Documents to which it is a party and authorizing specific officers of such Guarantor to execute the same;

                  (h) Agent shall have received a certificate from the Secretary of Domestic Parent certifying that there have been no amendments, restatements, supplements, or modifications to the Governing Documents of Domestic Parent or Subsidiary Borrower since the "Closing Date" (as defined in the Domestic Loan Agreement);

                  (i) Agent shall have received a certificate from the Secretary of Irish Parent attesting to the resolutions of Subsidiary Borrower's Board of Directors authorizing its execution, delivery, and performance of the UK Loan Documents to which Irish Parent is a party and authorizing specific officers of Irish Parent to execute the same;

                  (j) Agent shall have received copies of Irish Parent's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Irish Parent;

                  (k) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent which shall have consulted with the other Agents prior to making such determination;

                  (l) Agent shall have received an opinion of Subsidiary Borrower's counsel, and, in Agent's sole discretion, Agent's foreign counsel, in form and substance satisfactory to Agent which shall have consulted with the other Agents prior to making such determination;

                  (m) Agent shall have received evidence in form and substance satisfactory to Agents (including a certificate of the chief financial officer of Subsidiary Borrower) that all tax returns required to be filed by Subsidiary Borrower have been timely filed and all taxes upon Subsidiary Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest or are set forth on Schedule 6.7;

                  (n) Domestic Parent, Subsidiary Borrower and Irish Borrower shall, in the aggregate, have Excess Availability and Qualified Cash in an amount of not less than $100,000,000 after giving effect to the initial extensions of credit under the Domestic Loan Agreement, this Agreement and the Irish Loan Agreement;

                  (o) Agents shall have completed their collateral due diligence, including a collateral audit and review of Subsidiary Borrower's books and records and verification of Subsidiary Borrower's representations and warranties concerning Collateral to the Lender Group, the results of which shall be satisfactory to the Agents;

                  (p) Agent shall have completed its business and legal due diligence, the results of which shall be satisfactory to Agent;

                  (q) Agent shall have received completed reference checks with respect to Subsidiary Borrower's senior management, the results of which are satisfactory to Agent in its sole discretion;

                  (r) Subsidiary Borrower shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

                  (s) Agent shall have received copies of each of Subsidiary Borrower's material leases, financing agreements, supplier agreements, transition services agreements, and Intellectual Property licenses, together with a certificate of the Secretary of Subsidiary Borrower certifying each such document as being a true, correct, and complete copy thereof;

                  (t) Subsidiary Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Subsidiary Borrower of this Agreement or any other UK Loan

Document or with the consummation of the transactions contemplated hereby and thereby; and

                  (u) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

      3.2 [Intentionally omitted].

      3.3 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other UK Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Subsidiary Borrower, Agent, any Lender, or any of their Affiliates, and

                  (d) no Material Adverse Change shall have occurred.

      3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Subsidiary Borrower, Agent, and the Lenders and shall continue in full force and effect for a term ending on the earlier of (the "Maturity Date") (a) June 25, 2003, (b) the Conditions Precedent Deadline (as defined in Section 3.1(a)) if Subsidiary Borrower has failed to satisfy each of the conditions precedent in Section 3.1 on or before the Conditions Precedent Deadline, or (c) the date of termination of the Domestic Loan Agreement (including termination by Domestic Parent pursuant to Section 3.6 of the Domestic Loan Agreement). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

      3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Subsidiary Borrower with respect to outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Subsidiary Borrower of its duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations (other than contingent indemnification obligations) have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the UK Loan Documents have been terminated irrevocably, Agent will, at Subsidiary Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

      3.6 Early Termination by Subsidiary Borrower. Subsidiary Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender) in full (to be allocated based upon letter agreements between Agent and individual Lenders). If Subsidiary Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Subsidiary Borrower shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender) in full on the date set forth as the date of termination of this Agreement in such notice. The foregoing to the contrary notwithstanding, Subsidiary Borrower shall not have the right to terminate this Agreement unless the Irish Loan Agreement concurrently is terminated and all of the Indebtedness thereunder repaid in full.

4. PERFECTION OF SECURITY INTEREST; INSPECTION RIGHTS.

      4.1 [Intentionally omitted].

      4.2 [Intentionally omitted].

      4.3 [Intentionally omitted].

      4.4 Delivery of Additional Documentation Required. At any time upon the request of Agent, Subsidiary Borrower shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Agent may request in its Permitted

Discretion, in form and substance satisfactory to Agent, to perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the date of this Agreement, and in order to fully consummate all of the transactions contemplated hereby and under the other UK Loan Documents. To the maximum extent permitted by applicable law, Subsidiary Borrower authorizes Agent to execute any such Additional Documents in Subsidiary Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

      4.5 Power of Attorney. Subsidiary Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Subsidiary Borrower's true and lawful attorney, with power to (a) if Subsidiary Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Subsidiary Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Subsidiary Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts; provided, however, that, so long as no Event of Default has occurred and is continuing, Agent agrees to coordinate such verification activities with Subsidiary Borrower, (d) endorse Subsidiary Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Subsidiary Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Subsidiary Borrower's Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Subsidiary Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

      4.6 Right to Inspect. Agents (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Subsidiary Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided however, that so long as no Event of Default has occurred which is continuing, any such inspection, check, test or appraisal shall be conducted during normal business hours in a manner so as not to interfere unreasonably with Subsidiary Borrower's business operations.

      4.7 [Intentionally omitted].

5. REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lender Group to enter into this Agreement, Subsidiary Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

      5.1 No Encumbrances. Subsidiary Borrower has title to the Subsidiary Borrower Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

      5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Subsidiary Borrower's business, owed to Subsidiary Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts.

      5.3 [Intentionally omitted].

      5.4 Equipment; Inventory. All of the Equipment of Subsidiary Borrower is used or held for use in its business and is fit for such purposes. Subsidiary Borrower's Equipment is not stored with a bailee, warehouseman, or similar party and is located only at the locations identified on Schedule 5.4. Subsidiary Borrower does not have any Inventory.

      5.5 [Intentionally omitted].

      5.6 [Intentionally omitted].

      5.7 Location of Head Office. The principal place of business and registered office of Subsidiary Borrower is located at the address indicated in
Schedule 5.7.

      5.8 Due Organization and Qualification; Subsidiaries.

                  (a) Subsidiary Borrower is validly incorporated and existing and in good standing under the laws of England and Wales and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized share capital of Subsidiary Borrower, by class, and, as of the

Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Subsidiary Borrower and such shares are fully paid up, including any right of conversion or exchange under any outstanding security or other instrument. Subsidiary Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its shares or any security convertible into or exchangeable for any of its shares.

                  (c) Set forth on Schedule 5.8(c), is a complete and accurate list of Subsidiary Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Subsidiary Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Subsidiary Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Subsidiary Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Subsidiary Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

      5.9 Due Authorization; No Conflict.

                  (a) The execution, delivery, and performance by Subsidiary Borrower of this Agreement and the UK Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Subsidiary Borrower.

                  (b) The execution, delivery, and performance by Subsidiary Borrower of this Agreement and the UK Loan Documents to which it is a party do not and will not (i) violate any provision of any law including federal, state, or local law or regulation applicable to Subsidiary Borrower, the Governing Documents of Subsidiary Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Subsidiary Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Subsidiary Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Subsidiary Borrower, other than Permitted Liens, or (iv) require any approval of Subsidiary Borrower's interest holders or any approval or consent of any Person under any material contractual obligation of Subsidiary Borrower.

                  (c) Other than the filing of financing statements, fixture filings and certain of the UK Loan Documents with the SEC and filings with the registrar of Companies

House in the United Kingdom, the execution, delivery, and performance by Subsidiary Borrower of this Agreement and the UK Loan Documents to which Subsidiary Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                  (d) This Agreement and the other UK Loan Documents to which Subsidiary Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Subsidiary Borrower will be the legally valid and binding obligations of Subsidiary Borrower, enforceable against Subsidiary Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Agent's Liens are validly created and no action is required to perfect the security except, where appropriate, for registration and notice and the security will be a first charge ranking ahead of any other Lien.

                  (f) As to each Guarantor, the execution, delivery, and performance by such Guarantor of the UK Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

                  (g) As to each Guarantor, the execution, delivery, and performance by such Guarantor of the UK Loan Documents to which it is a party do not and will not (i) violate any provision of law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor.

                  (h) As to each Guarantor, the execution, delivery, and performance by such Guarantor of the UK Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Agency or other Person.

                  (i) As to each Guarantor, the UK Loan Documents to which such Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be legally valid and binding obligations of such Guarantor enforceable against such guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or omitting creditors' rights generally.

      5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the knowledge of senior officers of Subsidiary Borrower, threatened in writing against Subsidiary Borrower, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Subsidiary Borrower, reasonably could not be expected to result in a Material Adverse Change.

      5.11 No Material Adverse Change. All financial statements relating to Subsidiary Borrower and its Subsidiaries that have been delivered by Subsidiary Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Subsidiary Borrower's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Subsidiary Borrower and its Subsidiaries since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

      5.12 Fraudulent Transfer.

                  (a) Subsidiary Borrower is Solvent.

                  (b) No transfer of property is being made by Subsidiary Borrower and no obligation is being incurred by Subsidiary Borrower in connection with the transactions contemplated by this Agreement or the other UK Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Subsidiary Borrower .

      5.13 [Intentionally omitted].

      5.14 [Intentionally omitted].

      5.15 Brokerage Fees. Subsidiary Borrower has not utilized the services of any broker or finder in connection with Subsidiary Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Subsidiary Borrower in connection herewith.

      5.16 Intellectual Property. Subsidiary Borrower does not own, or hold licenses in any licenses, trademarks, trade names, copyrights, patents, patent rights, or licenses and no trademarks, trade names, copyrights, patents, patent rights, or licenses are necessary to the conduct of Subsidiary Borrower's business as currently conducted.

      5.17 Leases. Subsidiary Borrower has possession under all leases material to the business of Subsidiary Borrower and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Subsidiary Borrower exists under any of them.

      5.18 DDAs. Set forth on Schedule 5.18 are all of Subsidiary Borrower's DDAs, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

      5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Subsidiary Borrower in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other UK Loan Documents) for purposes of or in connection with this Agreement, the other UK Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Subsidiary Borrower in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Subsidiary Borrower's good faith best estimate of its future performance for the periods covered thereby. Anything in any Loan Document to the contrary notwithstanding, Subsidiary Borrower makes no representation or warranty as to any projection or forecast of results or other forward looking statement set forth in any document or statement delivered to made to Agent or the Lenders other than, in the case of any such projection, forecast or forward looking statement, that Subsidiary Borrower had a good faith belief at the time of such delivery that such projection, forecast or forward looking statement was reasonably supported based on the assumptions described in connection therewith at the time of such delivery.

      5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Subsidiary Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

      5.21 [Intentionally omitted].

      5.22 Review and Approval of Domestic Loan Agreement. Subsidiary Borrower has reviewed the Domestic Loan Agreement and all Exhibits and Schedules referred to therein and has approved all terms and conditions relating to or affecting Subsidiary Borrower contained therein. Subsidiary Borrower acknowledges and agrees that the credit facility evidenced hereby shall terminate automatically and be of no further force and effect in the event that the Domestic Loan Agreement shall terminate for any reason.

6. AFFIRMATIVE COVENANTS.

            Subsidiary Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Subsidiary Borrower shall do and shall cause each of its Subsidiaries to do all of the following:

      6.1 Accounting System. Maintain a system of accounting that enables Subsidiary Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent.

      6.2 Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

================================================================================
Daily (from and         (a) A sales journal, collection journal, and credit
after the occurrence    register since the last such schedule and a calculation
of a Triggering         of the Borrowing Base as of such date, and
Event) or,
otherwise, monthly      (b) notice of all returns, deductions, disputes, or
(not later than the     claims including amounts in excess of $100,000.
15th day after the
end of each fiscal
month)
--------------------------------------------------------------------------------
Monthly (not later      (c) A detailed calculation of the Subsidiary Borrowing
than the 15th day       Base (including detail regarding those Accounts that are
after the end of        not Eligible Accounts),
each fiscal month)
                        (d) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Subsidiary Borrowing Base previously provided to Agent,

                        (e) a summary aging, by vendor, of Subsidiary Borrower's accounts payable and any book overdraft, and

                        (f) a calculation of Dilution for the prior month.
--------------------------------------------------------------------------------
Quarterly               (g) A report regarding Subsidiary Borrower's accrued,
                        but unpaid, ad valorem taxes.
--------------------------------------------------------------------------------
Upon request by         (h) Copies of invoices in connection with the Accounts,
Agent                   credit memos, remittance advices, deposit slips,
                        shipping and delivery documents in connection with the
                        Accounts and, for Equipment acquired by Subsidiary
                        Borrower, invoices, and
================================================================================

================================================================================
                        (i) such other reports as to the Collateral, or the financial condition of Subsidiary Borrower or its Subsidiaries, as Agent may request and the Subsidiary Borrower may lawfully supply.
================================================================================

            In addition, Subsidiary Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

      6.3 Financial Statements, Reports, Certificates.

                  (a) (i) prior to the occurrence of a Triggering Event, unless the average of the sum of the Subsidiary Borrower Revolver Usage, Irish Loan Usage and Domestic Loan Usage (taken as a whole) over the immediately preceding 30 day period does not exceed $75,000,000, as soon as possible, but in any event, within 45 days after the end of each fiscal quarter, and (ii) if clause
(i) is not applicable, as soon as available, but in any event within 30 days (45 days in the case of a fiscal month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each fiscal month during each of Domestic Parent's fiscal years, a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Domestic Parent's and its Subsidiaries' operations during such period,

                  (b) if and when filed by Subsidiary Borrower, copies of Subsidiary Borrower's income tax returns, and any amendments thereto, filed with the Inland Revenue Service,

                  (c) if and when filed by Subsidiary Borrower and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) Subsidiary Borrower conducts business or is required to pay any such excise tax, (ii) where Subsidiary Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Subsidiary Borrower, or (iii) where Subsidiary Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                  (d) as soon as a senior officer of Subsidiary Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Subsidiary Borrower proposes to take with respect thereto, and

                  (e) upon the request of Agent, any other report reasonably requested relating to the financial condition of Subsidiary Borrower.

            Subsidiary Borrower agrees that its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Subsidiary Borrower Agent reasonably may request. Subsidiary

Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

      6.4 [Intentionally omitted].

      6.5 Return. Cause returns and allowances, as between Subsidiary and its Account Debtors, to be on the same basis and in accordance with their usual customary practices as they exist at the time of the execution and delivery of this Agreement. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Subsidiary Borrower, Subsidiary Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

      6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder.

      6.7 Taxes. Except as set forth on Schedule 6.7, cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Subsidiary Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Subsidiary Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it or them by applicable laws, including those laws concerning PAYE, National Insurance and other social security payments, VAT, and United Kingdom and foreign income and corporation taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Subsidiary Borrower has made such payments or deposits. Upon Agent's request, Subsidiary Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Subsidiary Borrower is required to pay any such excise tax.

      6.8 Insurance.

                  (a) At Domestic Parent's expense, maintain insurance respecting Subsidiary Borrower's assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Subsidiary Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in amounts maintained by companies of similar standing and shall be with such insurance companies as are satisfactory to Agent in its Permitted Discretion. Subsidiary Borrower shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate. This Section 6.8 shall not require Subsidiary Borrower to deliver policies of insurance to Agent in addition to those policies of insurance delivered by Domestic Parent to Agent pursuant to Section 6.8 of the Domestic Loan Agreement. Notwithstanding the foregoing, if such policies delivered by Domestic Parent are amended or modified so that they no longer pertain to Subsidiary Borrower, Subsidiary Borrower must, at its expense, maintain the insurance described in this Section 6.8(a) and deliver such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate.

                  (b) Subsidiary Borrower shall give Agent prompt notice of any loss covered by such insurance. Following the Closing Date, Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $250,000, without any liability to Subsidiary Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of Required Lenders either to the prepayment of the Obligations or shall be disbursed to Subsidiary Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations; provided, however, that if Agent receives such monies in immediately available funds on a date that no Advance is outstanding, Agent shall disburse such monies to Subsidiary Borrower on the Business Day immediately following the date upon which Agent received such monies. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

Subsidiary Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Subsidiary Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

      6.9 Location of Equipment. Keep Subsidiary Borrower's Equipment only at the locations identified on Schedule 5.4; provided, however, that Subsidiary Borrower may amend Schedule 5.4 so long as such amendment occurs by written notice to Agent not less than 15 days prior to the date on which Equipment is moved to such new location, so long as such new location is within the United Kingdom and so long as, at the time of such written notification, Subsidiary Borrower provides any filings necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement.

      6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

      6.11 Leases. Pay when due all rents and other amounts payable under any leases to which they are parties or by which their properties and assets are bound, unless such payments are the subject of a Permitted Protest.

      6.12 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Subsidiary Borrower's obtaining financing from the Lender Group under this Agreement. Subsidiary Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Subsidiary Borrower, and Subsidiary Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Subsidiary Borrower's obtaining financing from the Lender Group under this Agreement.

      6.13 Existence. At all times preserve and keep in full force and effect Subsidiary Borrower's valid existence and good standing and any rights and franchises material to its business.

      6.14 Environmental. (a) Keep any property either owned or operated by them free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Subsidiary Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Subsidiary Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Subsidiary Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

      6.15 Disclosure Updates. Promptly and in no event later than 5 Business Days after a senior officer of Subsidiary Borrower obtains knowledge thereof,
(a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

      6.16 Compliance with Covenants of Domestic Loan Agreement. Promptly take all such actions as are necessary to assure that, as a Material Subsidiary (as defined in the Domestic Loan Agreement) of Domestic Parent, it is in compliance with all requirements applicable to Material Subsidiaries and other Subsidiaries of Domestic Parent pursuant to the Domestic Loan Agreement.

7. NEGATIVE COVENANTS.

            Subsidiary Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Subsidiary Borrower will not and will not permit any of its Subsidiaries to do any of the following:

      7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the other UK Loan Documents together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

                  (b) Indebtedness set forth on Schedule 5.20,

                  (c) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's reasonable judgment, materially impair the prospects of repayment of the Obligations by Subsidiary Borrower or materially impair Subsidiary Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Subsidiary Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

                  (d) Indebtedness arising as a result of Permitted Intercompany Advances.

      7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

      7.3 Restrictions on Fundamental Changes.

                  (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock;

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                  (c) Except for Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

      7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Subsidiary Borrower's assets.

      7.5 Change Name. Change Subsidiary Borrower's name, corporate structure, or identity, or add any new fictitious name; provided, however, that Subsidiary Borrower may change its name upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, Subsidiary Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens as to the Collateral.

      7.6 Guarantee. Except for (a) the guarantee contained in the UK Debenture and (b) those guarantees set forth on Schedule 7.6, guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Subsidiary Borrower or which are transmitted or turned over to Agent.

      7.7 Nature of Business. Make any change in the principal nature of its business.

      7.8 Prepayments and Amendments.

                  (a) Except in connection with a refinancing permitted by
Section 7.1(c), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Subsidiary Borrower, other than the Obligations in accordance with this Agreement, and


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

                  (b) Except in connection with a refinancing permitted by
Section 7.1(c), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (e).

      7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

      7.10 Consignments. Consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

      7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property) on, or purchase, acquire, redeem, or retire any of Subsidiary Borrower's Stock, of any class, whether now or hereafter outstanding.

      7.12 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP or which would result in an improvement in Subsidiary Borrower's reporting abilities and practices) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of its accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Subsidiary Borrower's financial condition.

      7.13 Investments. Directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment.

      7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Subsidiary Borrower except for transactions that are in the ordinary course of Subsidiary Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Subsidiary Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

      7.15 Suspension. Go out of all or a substantial portion of its core business.

      7.16 [Intentionally omitted].

      7.17 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other UK Loan Documents, and the transactions contemplated hereby and thereby, and (b) consistent with the terms and conditions hereof, for its lawful and permitted purposes.

      7.18 Change in Location of Head Office. Relocate its head office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Subsidiary Borrower provides any amendments to the


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

UK Security Documents or provides such other documents as may be necessary or required to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location.

      7.19 Inventory. Purchase or otherwise acquire any Inventory.

      7.20 [Intentionally omitted].

      7.21 Issuance of Stock. Issue or sell any of its Stock, of any Class.

      7.22 Compliance with Covenants of Domestic Loan Agreement. Take any action which would cause Domestic Parent to be in violation of any material term or provision of the Domestic Loan Agreement or any other Domestic Loan Document to which Domestic Parent is party.

8. EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      8.1 If Subsidiary Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

      8.2 If Subsidiary Borrower fails to (a) perform, keep, or observe any covenant or other provision contained in Sections 6.2, 6.3, 6.7, 6.9, 6.10, and
6.11 hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs, or (b) perform, keep, or observe any covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this Section 8) or the other UK Loan Documents (other than a Section of such other UK Loan Documents dealt with elsewhere in this Section 8) and such failure or neglect is not cured within 15 days after the date on which such failure or neglect first occurs, or (c) perform, keep, or observe any covenant or other provision contained in Section 6 (other than a subsection of Section 6 that is dealt with elsewhere in this Section 8), or Section 7 of this Agreement or any comparable provision contained in any of the other UK Loan Documents;

      8.3 If any material portion of Subsidiary Borrower's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

      8.4 If an Insolvency Proceeding is commenced by Subsidiary Borrower or any of its Subsidiaries;

      8.5 If an Insolvency Proceeding is commenced against Subsidiary Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Subsidiary Borrower or the Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Subsidiary Borrower or any of its Subsidiaries, or
(e) an order for relief shall have been entered therein;

      8.6 If Subsidiary Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

      8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Subsidiary Borrower's assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Subsidiary Borrower's assets and the same is not paid before such payment is delinquent;

      8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Subsidiary Borrower's assets;

      8.9 If there is a default in any material financing agreement or lease to which Subsidiary Borrower is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Subsidiary Borrower's obligations thereunder or to terminate such agreement or lease;

      8.10 If Subsidiary Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

      8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by Subsidiary Borrower, or any officer, employee, agent, or director of Subsidiary Borrower;

      8.12 If any UK Loan Document that purports to create a Lien shall, for any reason, fail or cease to create a valid and perfected charge, Lien or security interest in the Collateral covered hereby and thereby;

      8.13 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Subsidiary Borrower, or a proceeding shall be commenced by Subsidiary Borrower, or by any Governmental Authority having jurisdiction over Subsidiary Borrower, seeking to establish the invalidity or unenforceability thereof, or Subsidiary Borrower shall deny that Subsidiary Borrower has any liability or obligation purported to be created under any UK Loan Document;

      8.14 If there is a default in any Domestic Loan Document and such default
(a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by Agent or any Lender, irrespective of whether exercised, to accelerate the maturity of the Domestic Parent's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein; or

      8.15 If there is a default in any Irish Loan Document and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by Agent or any Lender, irrespective of whether exercised, to accelerate the maturity of the Irish Borrower's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein.

9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

      9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Subsidiary Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other UK Loan Documents, or otherwise, immediately due and payable; provided, however, that if an Event of Default occurs under Section
8.4 or Section 8.5, all such Obligations will automatically become immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Subsidiary Borrower under this Agreement, under any of the UK Loan Documents, or under any other agreement between Subsidiary Borrower and the Lender Group;

                  (c) Terminate this Agreement and any of the other UK Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

                  (d) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other UK Loan Document; and


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

                  (e) Any deficiency that exists after disposition of the Subsidiary Borrower Collateral as provided above will be paid immediately by Subsidiary Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Subsidiary Borrower.

      9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other UK Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

            If Subsidiary Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Subsidiary Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Subsidiary Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

      11.1 Demand; Protest; etc. Subsidiary Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and non-payment, non-payment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Subsidiary Borrower may in any way be liable.

      11.2 [Intentionally omitted].

      11.3 Indemnification. Subsidiary Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each

Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other UK Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other UK Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Subsidiary Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or wilful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Subsidiary Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Subsidiary Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by Subsidiary Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Subsidiary Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Subsidiary Borrower or Agent, as the case may be, at its address set forth below:


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

      If to Subsidiary Borrower: PALM EUROPE LIMITED
                                 c/o Palm, Inc.
                                 5470 Great America Parkway, MS 12106
                                 Santa Clara CA 95052
                                 Attn: Chief Financial Officer
                                 Fax No. 408.878.2790

            with copies to:      GRAY CARY WARE & FREIDENRICH, LLP
                                 3340 Hillview Avenue
                                 Palo Alto, CA 94304-1203
                                 Attn: Duc V. Trang, Esq.
                                 Fax No. 650.833.2301

      If to Agent:               FOOTHILL CAPITAL CORPORATION
                                 2450 Colorado Avenue
                                 Suite 3000
                                 Santa Monica, California 90404
                                 Attn: Business Finance Division Manager
                                 Fax No.: 310.453.7443

            with copies to:      BROBECK, PHLEGER & HARRISON LLP
                                 550 South Hope Street, Suite 2100
                                 Los Angeles, California 90071
                                 Attn: John Francis Hilson, Esq.
                                 Fax No. 213.745.3700

            Agent and Subsidiary Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this
Section 12 shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Subsidiary Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER UK LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR

THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER UK LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, OR, AT THE OPTION OF THE AGENT SOLELY, THE COURTS OF ENGLAND; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. SUBSIDIARY BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  (c) SUBSIDIARY BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE UK LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. SUBSIDIARY BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      14.1 Assignments and Participations.

                  (a) Any Lender may, with the written consent of Agent and, so long as no Event of Default has occurred and is continuing, with the written consent of Subsidiary Borrower (provided that no written consent of Agent or Subsidiary Borrower shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other UK Loan Documents, in a minimum amount of $1,500,000; provided, however, that Subsidiary Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Subsidiary Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Subsidiary Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and (iii) unless the assignment occurs prior to the date that is 90 days after the Closing Date, the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent and Subsidiary Borrower shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender and no Lender shall assign or participate all or any portion of its Commitment or portion of the Obligations to a Person which it knows is a direct competitor of Subsidiary Borrower.

                  (b) From and after the date that Agent notifies the assignor Lender (with a copy to Subsidiary Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the UK Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other UK Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other UK Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Subsidiary Borrower and the Assignee.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other UK Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Subsidiary Borrower or the performance or observance by Subsidiary Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other UK Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other UK Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other UK Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Subsidiary Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other UK Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other UK Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other UK Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the UK Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Subsidiary Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other UK Loan Documents or any direct rights as to the other Lenders, Agent, Subsidiary Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

                  (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Subsidiary Borrower or Subsidiary Borrower's business.

      14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Subsidiary Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Subsidiary Borrower from its Obligations. A Lender may assign this Agreement and the other UK Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Subsidiary Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

      15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other UK Loan Document, and no consent with respect to any departure by Subsidiary Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Subsidiary Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Subsidiary Borrower, do any of the following:

                  (a) increase or extend any Commitment of any Lender,


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                  (b) postpone or delay any date fixed by this Agreement or any other UK Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other UK Loan Document,

                  (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other UK Loan Document,

                  (d) change the percentage of the Commitments that is required to take any action hereunder,

                  (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders,

                  (f) release Collateral other than as permitted by Section
16.12,

                  (g) change the definition of "Required Lenders" or "Defaulting Lender Rate",

                  (h) contractually subordinate any of the Agent's Liens,

                  (i) release Subsidiary Borrower from any obligation for the payment of money,

                  (j) change the definition of Borrowing Base or the definitions of Eligible Accounts, Maximum Subsidiary Revolver Amount, or change Section 2.1(b), or

                  (k) amend any of the provisions of Section 16 or Section 3.1.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, or Swing Lender, as applicable, affect the rights or duties of Agent or Swing Lender, as applicable, under this Agreement or any other UK Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other UK Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Subsidiary Borrower, shall not require consent by or the agreement of Subsidiary Borrower.

      15.2 Replacement of Holdout Lender.

                  (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a

"Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

                  (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section
14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other UK Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances, and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

      15.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other UK Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Subsidiary Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other UK Loan Documents will be cumulative and not exclusive of any other right or remedy the Agent or any Lender may have.

16. AGENT; THE LENDER GROUP.

      16.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Foothill as its representative under this Agreement and the other UK Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other UK Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and Subsidiary Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other UK Loan Document notwithstanding,

Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other UK Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other UK Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the UK Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the UK Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the UK Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the UK Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the UK Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Subsidiary Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the UK Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfilment of its functions and powers pursuant to the UK Loan Documents. Documentation Agent, in its capacity as Documentation Agent, shall have no duties under the UK Loan Documents. Syndication Agent, in its capacity as Syndication Agent, shall have no duties under the UK Loan Documents.

      16.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other UK Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or wilful misconduct.

      16.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other UK Loan Document or the transactions contemplated hereby (except for its own gross negligence or wilful misconduct), or (ii) be responsible in any manner to


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

any of the Lenders for any recital, statement, representation or warranty made by Subsidiary Borrower or Affiliate of Subsidiary Borrower, or any officer or director thereof, contained in this Agreement or in any other UK Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other UK Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other UK Loan Document, or for any failure of Subsidiary Borrower or any other party to any UK Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other UK Loan Document, or to inspect the Books or properties of Subsidiary Borrower or the books or records or properties of any of Subsidiary Borrower's Subsidiaries or Affiliates.

      16.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other UK Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other UK Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      16.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Subsidiary Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however,


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

that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

      16.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Subsidiary Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Subsidiary Borrower and any other Person (other than the Lender Group) party to a UK Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Subsidiary Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other UK Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Subsidiary Borrower and any other Person (other than the Lender Group) party to a UK Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Subsidiary Borrower and any other Person party to a UK Loan Document that may come into the possession of any of the Agent-Related Persons.

      16.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfilment of its functions, powers, and obligations pursuant to the UK Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Subsidiary Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not


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

reimbursed by or on behalf of Subsidiary Borrower and without limiting the obligation of Subsidiary Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or wilful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other UK Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Subsidiary Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

      16.8 Agent in Individual Capacity. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Subsidiary Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any UK Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Subsidiary Borrower or its Affiliates and any other Person (other than the Lender Group) party to any UK Loan Documents that is subject to confidentiality obligations in favor of Subsidiary Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

      16.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

      16.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Subsidiary Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any UK Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Subsidiary Borrower or its Affiliates and any other Person (other than the Lender Group) party to any UK Loan Documents that is subject to confidentiality obligations in favor of Subsidiary Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

      16.11 Withholding Taxes.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Subsidiary Borrower, to deliver to Agent and Subsidiary Borrower:

                  (i) if such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Subsidiary Borrower;

                  (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Subsidiary Borrower;

                  (iii) if such Lender claims that interest paid under this
            Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Subsidiary Borrower;

                  (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Subsidiary Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Subsidiary Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Subsidiary Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

                  (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the


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

payment of all Obligations and the resignation or replacement of Agent. If any of the Lenders fail to properly report and file taxes imposed with respect to any payments made hereunder and as a result of such failure the IRS or any other Governmental Authority of the United States or any political subdivision or taxing authority thereof or therein asserts a claim that Subsidiary Borrower did not properly withhold tax from amounts paid to Agent or Lender hereunder, Agent shall indemnify and hold Subsidiary Borrower harmless for all amounts paid, directly or indirectly, by Subsidiary Borrower as tax or otherwise, including penalties, interest and related costs and expenses in connection with such claim. The obligation of Agent to Subsidiary Borrower under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

                  (e) All payments made by Subsidiary Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges including, for the avoidance of doubt, UK deduction or withholding tax, being referred to collectively as "Taxes"). If any Taxes are so levied or imposed or required to be deducted or withheld, Subsidiary Borrower agrees to pay the full amount of such Taxes, and such additional amounts (the "Gross Up Amount") as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Subsidiary Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own wilful misconduct or gross negligence. Subsidiary Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Subsidiary Borrower.

                  (f) Without prejudice to the generality of the provisions in
Section 16.11(e) above, the Lenders, the Agent and Subsidiary Borrower shall cooperate in completing any procedural formalities necessary to make an application for Subsidiary

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Borrower to obtain authorisation to make its payment hereunder or under any note without deduction or withholding for or on account of applicable Taxes due on account of the making of a payment hereunder. In the period prior to the obtaining of such authorisation (such period not to exceed 6 months from the date of entering into this Agreement), any interest which accrues to the Lenders pursuant to the terms of this Agreement shall not be paid until such time as such authorisation is obtained, but shall then be paid in full. In circumstances where 6 months has elapsed since the date of entering into this Agreement and no such authorisation (for whatever reason other than failure by a Lender or the Agent to cooperate in completing any procedural formalities necessary for making an application under this Section 16.11(f)) has been obtained, the Subsidiary Borrower shall pay in full any interest which has accrued to the Lenders pursuant to the terms of this Agreement together with the Gross Up Amount and the provisions of Section 16.11(e) shall apply. Any documentation to be provided
(i) under this Section 16.11(f) in order to obtain the relevant authorisation hereunder or (ii) pursuant to the requirements set forth in the definition of Eligible Transferee in Section 1.1 shall be provided or updated within 60 days of a written request by Subsidiary Borrower. If any Lender fails to provide or update the relevant documentation within such time period, the Gross Up Amount under Section 16.11(e) shall not be payable to the extent such Gross Up Amount obligation arises from the failure by a Lender to provide or update such documentation.

      16.12 Collateral Matters.

                  (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Subsidiary Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Subsidiary Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other UK Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Subsidiary Borrower owned no interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to Subsidiary Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Subsidiary Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of

Subsidiary Borrower in respect of) all interests retained by Subsidiary Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Subsidiary Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the UK Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

      16.13 Restrictions on Actions by Lenders; Sharing of Payments.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Subsidiary Borrower or any deposit accounts of Subsidiary Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other UK Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      16.14 [Intentionally omitted].

      16.15 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

      16.16 Concerning the Collateral and Related UK Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other UK Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other UK Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

      16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

                  (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Subsidiary Borrower and will rely significantly upon the Books, as well as on representations of Subsidiary Borrower's personnel,

                  (d) agrees to keep all Reports and other material, non-public information regarding Subsidiary Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Subsidiary Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Subsidiary Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Subsidiary Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Subsidiary Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Subsidiary Borrower to Agent that has not been contemporaneously provided by Subsidiary Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the UK Loan Documents, to request additional reports or information from Subsidiary Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Subsidiary Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Subsidiary Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Subsidiary Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

      16.18 Several Obligations; No Liability. Notwithstanding that certain of the UK Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the UK Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Subsidiary Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

      16.19 Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other UK Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Brobeck, Phleger & Harrison LLP ("Brobeck") only has represented and only shall represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Brobeck does not represent it in connection with any such matters.

17. GENERAL PROVISIONS.

      17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Subsidiary Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

      17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

      17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Subsidiary Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

      17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      17.5 Amendments in Writing. This Agreement only can be amended by a writing signed by Agent (on behalf of the requisite Lenders) and Subsidiary Borrower.

      17.6 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other UK Loan Document mutatis mutandis.

      17.7 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Subsidiary Borrower or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any law, including any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Subsidiary Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      17.8 Integration. This Agreement, together with the other UK Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

      17.9 Confidentiality. Except as otherwise provided in this Agreement, Agent and each of the Lenders shall not disclose any Confidential Information to any Person without the consent of Subsidiary Borrower, other than (a) to Agent's or a Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis; (b) as required by any law, rule, or regulation or judicial process; and (c) as requested or required by any state, federal, or foreign authority or examiner regulating Agent or such Lender. If Agent or a Lender is required by any law, rule, or regulation or judicial process to disclose any Confidential Information, to the extent permitted by applicable law, it shall promptly give notice to Subsidiary Borrower so that Subsidiary Borrower may seek a protective order or other appropriate remedy. If Subsidiary Borrower does not obtain such a protective order or other remedy, to the extent permitted by applicable law, Agent or the Lender, as applicable, will endeavor to furnish only that portion of the Confidential Information that it reasonably believes to be legally required.

                           [Signature page to follow.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                         PALM EUROPE LIMITED,
                         a corporation organized under the laws of England and Wales

                         By: /s/ Judy Bruner
                         Title:


                         FOOTHILL CAPITAL CORPORATION,
                         a California corporation, as Agent and as a Lender

                         By: /s/ John Nocita

                         Title: Vice President


                         HELLER FINANCIAL, INC.,
                         a Delaware corporation, as Syndication Agent and as a Lender

                         By: /s/ Heller Financial, Inc.
                         Title: Vice President


                         THE CIT GROUP/BUSINESS CREDIT, INC.,
                         a New York corporation, as Documentation Agent and as a Lender

                         By: /s/ The CIT Group/Business Credit, Inc.
                         Title: Vice President

                                   EXHIBIT A-1
                                   -----------

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Assignment Agreement") is entered into as of ________ between __________ ("Assignor") and ______________
("Assignee"). Reference is made to the Agreement described in Item 2 of Annex I
                                                              ------    -------
annexed hereto (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

     1. In accordance with the terms and conditions of Section 14 of the Loan Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the UK Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor's portion of the Total Commitments, Commitments to make Advances, and the sub-portion of Commitments to participate in Letters of Credit, all as specified in Item 4.b and Item 4.c of Annex I. After giving effect to such sale and
   --------     --------    -------
assignment, the Assignee's amount and portion of the Total Commitments, Commitments to make Advances, and the sub-portion of Commitments to participate in Letters of Credit will be as set forth in Item 4.d and Item 4.e of Annex I.
                                             --------     --------    -------

     2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the UK Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the UK Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Subsidiary Borrower or any of its Subsidiaries or the performance or observance by Subsidiary Borrower or any of its Subsidiaries of any of its obligations under the UK Loan Documents or any other instrument or document furnished pursuant thereto.

     3. The Assignee (a) confirms that it has received copies of the Loan Agreement and the other UK Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the UK Loan Documents;
(c) confirms that it is eligible as an assignee under the terms of the Loan Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the UK Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the UK Loan Documents are required to be performed by it as a Lender [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

     4. Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered by the Assignor to the Agent for recording by the Agent. The effective date of this Assignment Agreement (the "Settlement Date") shall be the later of (a) the date of the execution hereof by the Assignor and the Assignee, the payment by Assignor or Assignee to Agent for Agent's sole and separate account a processing fee in the amount of $5,000, and the receipt of any required consent of the Agent, and (b) the date specified in Item 5 of Annex
                                                                           -----
I. Agent shall use its best efforts to provide Subsidiary Borrower written
-
notice of the sale and assignment contemplated by this Assignment Agreement within five (5) days of the Settlement Date.

     5. Upon recording by the Agent, as of the Settlement Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other UK Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other UK Loan Documents.

     6. Upon recording by the Agent, from and after the Settlement Date, the Agent shall make all payments under the Loan Agreement and the other UK Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments or principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor the Assigned Share (as set forth in Item 4.b
                                                                       --------
of Annex I) of the principal amount of any outstanding loans under the Loan
   -------
Agreement and the other UK Loan Documents. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the other UK Loan Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.

     7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.



                  [Remainder of page left intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers
              -------
thereunto duly authorized, as of the first date above written.


                                   [NAME OF ASSIGNOR]

                                   as Assignor

                                   By:
                                      ------------------------------------------


                                   Title:
                                         ---------------------------------------



                                   [NAME OF ASSIGNEE]

                                   as Assignee

                                   By:
                                      ------------------------------------------


                                   Title:
                                         ---------------------------------------


ACCEPTED THIS ____ DAY OF

-------------

FOOTHILL CAPITAL CORPORATION,
AS AGENT



By:___________________________


Title:________________________

                       ANNEX FOR ASSIGNMENT AND ACCEPTANCE

                                     ANNEX I

1.  Subsidiary Borrower:               Palm Europe Limited

2.  Name and Date of Loan Agreement:
               Loan Agreement, dated as of November 30, 2001, among the Subsidiary Borrower, the lenders signatory thereto as the Lenders, Foothill Capital Corporation, a California corporation, as the Arranger and Administrative Agent for the Lenders, Heller Financial, Inc., as the Syndication Agent, and The CIT Group/Business Credit, Inc., as the Documentation Agent.

3.  Date of Assignment Agreement:                            ___________________

4.  Amounts:

a.  Assignor's Total Commitment                                    $ ___________
    i.   Assignor's Commitment to make Advances                    $ ___________
    ii.  Sub-portion of Assignor's Commitment to participate
         in Letters of Credit                                      $ ___________

b.  Assigned Share of Total Commitment                              ___________%
    i.   Assigned Share of Assignor's Commitment to make Advances   ___________%
    ii.  Assigned Share of sub-portion of Assignor's Commitment
         to participate in Letters of Credit                        ___________%


c.  Assigned Amount of Total Commitment                            $ ___________
    i.   Assigned Amount of Assignor's Commitment to make
         Advances                                                  $ ___________

    ii.  Assigned Amount of sub-portion of Assignor's Commitment
         to participate in Letters of Credit                       $ ___________

d.  Assignee's Total Commitment                                    $ ___________
    i.   Assignee's Commitment to make Advances                    $ ___________
    ii.  Sub-portion of Assignee's Commitment to participate
         in Letters of Credit                                      $ ___________

e.  Assignee's Share of Total Commitments                           ___________%
    i.   Assignee's Share of Commitment to make Advances            ___________%
    ii.  Assignee's Share of Commitment to participate in
         Letters of Credit                                          ___________%

5.  Settlement Date: ______________________


6.  Notice and Payment Instructions, etc.

    Assignee:                             Assignor:
    ______________________________        ________________________________

    ______________________________        ________________________________

    ______________________________        ________________________________

7.  Agreed and Accepted:

    [ASSIGNOR]                            [ASSIGNEE]


    By:___________________________        By:_____________________________


    Title:________________________        Title:__________________________


Accepted:
FOOTHILL CAPITAL CORPORATION, AS AGENT


By:_______________________________

Title:____________________________

                                   EXHIBIT B-1
                      (Form of Borrowing Base Certificate)

Foothill Capital Corporation
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404

               The undersigned, the chief financial officer of Palm Europe Limited, a company organized under the laws of England and Wales ("Subsidiary Borrower"), pursuant to Section 6.2 of that certain
                                                    -----------
               Loan Agreement, dated as of November 30, 2001 (the "Loan Agreement"), entered into by Subsidiary Borrower, the lenders signatory thereto as the Lenders, Foothill Capital Corporation, a California corporation, as arranger and administrative agent for the Lenders ("Agent"), Heller Financial, Inc., a Delaware corporation, as the Syndication Agent, and The CIT Group/Business Credit, Inc., a New York corporation, as the Documentation Agent, hereby certifies to Agent that the following items, calculated in accordance with the terms and definitions set forth in the Loan Agreement for such items are true and correct, and that Subsidiary Borrower is in compliance with and, after giving effect to any currently requested Loans, will be in compliance with the terms, conditions, and provisions of the Loan Agreement.

               All initially capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Effective Date of Calculation:____________________________

A.  Borrowing Base Calculation

1.  Accounts:

    a.  (1)   75% of the amount of Eligible Accounts
              (as detailed on Schedule A.1 attached hereto
                              ------------
              and incorporated herein by this reference):     $_________________

        (2)   Dilution Reserve:                               $_________________

        (3)   Item 1(a)(1) minus Item 1(a)(2):                $_________________
                           -----
    b.  83.3% of the amount of Collections with respect
        to Accounts for the immediately preceding 90 day
        period:                                               $_________________

    c.  The lesser of Item 1(a) and Item 1(b):                $_________________

2.  Reserves established by Agent under Section 2.1(b) of
                                        --------------
    the Loan Agreement:                                       $_________________

3.  Borrowing Base:
                                 Item 1 minus Item 2=         $_________________
                                        -----

B.  AVAILABILITY CALCULATION

1.  Maximum Permitted Advances:

    a.  Maximum Subsidiary Revolver Amount:

        (i)   An amount equal to:                             $ 20,000,000

        (ii)  Domestic Revolver Usage:                        $_________________

        (iii) Irish Loan Usage:                               $_________________

        (iv)  Item 1(a)(ii) plus Item 1(a)(iii):              $_________________
                            ----

        (v)   Item 1(a)(iv) minus $130,000,000 (if a negative
                            -----
              number insert 0):                               $_________________

        (vi)  Item 1(a)(i) minus Item 1(a)(v):                $_________________
                           -----

    b.  Letter of Credit Usage:                               $_________________

                         Item 1(a)(vi) minus Item 1(b)=       $_________________
                                       -----

2.  Advances Permitted Under Borrowing Base:

    a.  Borrowing Base (from Section A, Item 3):              $_________________
                             ---------  ------

    b.  Letter of Credit Usage:                               $_________________

                         Item 2(a) minus Item 2(b)=           $_________________
                                   -----

3.  Availability:

    a.  Permitted Advances:
        (The lesser of Item 1 and Item 2)                     $_________________

    b.  Aggregate amount of outstanding Advances:             $_________________

                         Item 3(a) minus Item 3(b)=           $_________________
                                   -----



                            [Signature page follows.]

     The undersigned hereby certifies that all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Loan Agreement.

                                   PALM EUROPE LIMITED,
                                   a company organized under the laws of England and Wales, as Subsidiary Borrower

                                   By:
                                       -----------------------------------------

                                   Title:
                                          --------------------------------------

                                  Schedule A.1
                                  ------------
                               (Eligible Accounts)

                                   EXHIBIT L-1
                                   -----------
                              FORM OF LIBOR NOTICE

Foothill Capital Corporation
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California  90404
Attention:  Business Finance Division Manager
            ---------------------------------

Ladies and Gentlemen:

     Reference hereby is made to that certain Loan Agreement, dated as of November 30, 2001 (the "Loan Agreement"), among Palm Europe Limited, a company
                        --------------
organized under the laws of England and Wales ("Subsidiary Borrower"), the
                                                -------------------
lenders signatory thereto as the Lenders, Foothill Capital Corporation, a California corporation, as the arranger and administrative agent for the Lenders (the "Agent"), Heller Financial, Inc., a Delaware corporation, as the
      -----
Syndication Agent, and The CIT Group/Business Credit, Inc., a New York corporation, as the Documentation Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     This LIBOR Notice represents Subsidiary Borrower's request to elect the LIBOR Option with respect to outstanding Advances in the amount of $____________ (the "LIBOR Rate Advance")[, and is a written confirmation of the telephonic notice of such election given to Agent].

     Such LIBOR Rate Advance will have an Interest Period of [1, 2, or 3] month(s) commencing on ________________.

     This LIBOR Notice further confirms Subsidiary Borrower's acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Loan Agreement, of the LIBOR Rate as determined pursuant to the Loan Agreement.

     Subsidiary Borrower represents and warrants that (i) as of the date hereof, each representation or warranty contained in or pursuant to any UK Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any UK Loan Document, and as of the effective date of any advance, continuation or conversion requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any UK Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), and (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.


                                   Dated:
                                           -------------------------------------


                                   PALM EUROPE LIMITED,
                                   a company organized under the laws of England and Wales, as Subsidiary Borrower


                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------



Acknowledged by:

FOOTHILL CAPITAL CORPORATION,
a California corporation, as Agent

By:
     --------------------------------------
Name:
       ------------------------------------
Title:
        -----------------------------------

                                  SCHEDULE C-1
                                  ------------

                                   COMMITMENTS

================================================================================

           LENDER                                      TOTAL COMMITMENT

================================================================================

FOOTHILL CAPITAL CORPORATION                            $ 6,666,666.67

================================================================================

HELLER FINANCIAL, INC.                                  $ 6,666,666.67

================================================================================

THE CIT GROUP/BUSINESS CREDIT, INC.                     $ 6,666,666.67

================================================================================

ALL LENDERS                                             $20,000,000.00

================================================================================


                          SCHEDULES AND EXCEPTIONS FOR

                PALM EUROPE LIMITED/FOOTHILL CAPITAL CORPORATION

Schedule D-1 Designated Account

Account#[*] at the Designated Account Bank



Schedule D-2 Designated Account Bank

[*]

Schedule P-3   Permitted Liens

The Eligible Inventory locations listed on Schedule E-1.

Equipment Leases - NONE
-----------------------


Schedule R-1 Real Property Collateral

None


Schedule 2.7(a) UK Cash Management Banks


Palm Europe Limited

[*]

Schedule 5.5 Locations of Inventory and Equipment

The Eligible Inventory locations listed below are owned by third parties and, therefore, Inventory at such locations may be subject to warehousemen liens.


INVENTORY LOCATIONS
-------------------

NONE.

EQUIPMENT LOCATIONS
-------------------

220 Wharfedale Road
Winnersh, Workingham
Berkshire RG41 5TP, UK

[*]

Schedule 5.7   Chief Executive Office

220 Wharfedale Road
Winnersh, Workingham
Berkshire RG41 5TP, UK


Schedule 5.8(b)   Capitalization of Subsidiary Borrower

Palm Europe Limited is a corporation organized under the laws of England. As of 6/1/01, authorized share capital in Pounds Sterling 100,000, divided into 100,000 ordinary shares of 1 Pound Sterling each, of which all are issued. All issued share capital is owned by Palm Ireland Investment.


Schedule 5.8(c)   Capitalization of Subsidiary Borrower's Subsidiaries

   Palm Europe Limited - Branches and Subsidiaries (as of September 25, 2001)


----------------------------------------------------------------------------------------------------------------
Entity Name             Country             Type of Entity        Authorized Capital         Issued Capital
----------------------------------------------------------------------------------------------------------------
Palm Europe Limited    , United Arab        Branch               Not applicable           Not applicable
(Mid-East Branch)      Emirates
----------------------------------------------------------------------------------------------------------------
Palm France SAS        France               Subsidiary           FF 250,000 divided       See authorized
                                                                 into 2,500 shares with   capital; entire
                                                                 a par value of FF 100    capital issued to
                                                                 each/1/                  Palm Europe Limited
----------------------------------------------------------------------------------------------------------------
Palm Germany GmbH      Germany              Subsidiary           EUR 25,000               EUR 25,000, issued
                                                                                          to Palm Europe
                                                                                          Limited
----------------------------------------------------------------------------------------------------------------
Palm Europe Limited    Italy                Branch               Not applicable           Not applicable
(Italy  Branch)/2/
----------------------------------------------------------------------------------------------------------------
Palm Benelux B.V.      The Netherlands      Subsidiary           EUR 100,000              EUR 20,000; issued
                                                                                          to Palm Europe
                                                                                          Limited
----------------------------------------------------------------------------------------------------------------
Palm Europe Limited    Spain                Branch               Not applicable           Assigned capital
Sucursal en Espana                                                                        2,000,000 Spanish
                                                                                          Pesetas/3/
----------------------------------------------------------------------------------------------------------------
Palm Nordic AB         Sweden               Subsidiary           SEK 100,000              1,000 shares with a
                                                                                          nominal value of SEK
                                                                                          100 each
----------------------------------------------------------------------------------------------------------------
Palm Europe Limited    Switzerland          Branch               Not applicable           Not applicable
(Zurich Branch)
----------------------------------------------------------------------------------------------------------------


Further, Palm Europe Limited holds one share in Palm Mexico S.A. de C.V. (49,999 shares are being held by Palm, Inc.)

_________________________

/1/  needs to be converted to EURO; will be done in Annual General Meeting

/2/ a subsidiary is currently in the process of establishment; business of branch may be transferred to new subsidiary

/3/ please note that this is a branch, the capital is a capital contribution of 2,000,000 Spanish Pesetas


Schedule 5.10  Litigation

NONE

Schedule 5.18  Demand Deposit Accounts


Palm Europe Limited

--------------------------------------------------------------------------------
[*]
--------------------------------------------------------------------------------

Schedule 5.20     Permitted Indebtedness

Equipment Leases
----------------

NONE

Letters of Credit
-----------------

Palm Europe Limited

-------------------------------------------------------------------------------------------------------
Issuer                       Letter of Credit #        Purpose/Country            Currency/Amount
-------------------------------------------------------------------------------------------------------
[*]                          [*]                       VAT/France                 EUR 91,469.41
-------------------------------------------------------------------------------------------------------
[*]                          [*]                       Car Lease/France           EUR 69,188.33
-------------------------------------------------------------------------------------------------------
[*]                          [*]                       Car Lease/Netherlands      EUR 2,949.57
-------------------------------------------------------------------------------------------------------
[*]                          [*]                       Car Lease/Germany          EUR 33,233.97
-------------------------------------------------------------------------------------------------------
[*]                          [*]                       Car Lease/Germany          EUR 3,834.69
-------------------------------------------------------------------------------------------------------
[*]                          [*]                       Car Lease/Germany          EUR 3,834.69
-------------------------------------------------------------------------------------------------------
[*]                          [*]                       Customs Import/UK          GBP 100,000.00
-------------------------------------------------------------------------------------------------------
[*]                          [*]                       VAT/Belgium                EUR 16,261.00
-------------------------------------------------------------------------------------------------------

Schedule 6.7.  Taxes

Palm Europe Limited

NONE


Schedule 7.6   Guarantees

..    Additional guaranties entered into prior to the date hereof in the ordinary course of Borrower's business of obligations incurred by Subsidiaries in the ordinary course of business, which guaranties are not, in the aggregate, a material obligation of Borrower.